RULE 10F-3 TRANSACTIONS REPORT
                    OCTOBER 1, 2004 THROUGH DECEMBER 31, 2004
             AFFILIATED UNDERWRITER: BANC OF AMERICA SECURITIES, LLC


                                      TYPE OF SECURITY*  DATE OFFERING    PURCHASE                                PRINCIPAL/ SHARES
     ISSUER                             (1),(2),(3),(4)    COMMENCED        DATE          SELLING BROKER**           PURCHASED
-----------------------------------   -----------------  -------------    ---------   --------------------------  -----------------
NATIONS FUNDS TRUST
NATIONS BOND FUND
CWL 2004-11 A FLTR
  03/25/2033                                  1             10/25/04      10/25/04       Countrywide Securities        15,000,000
Flextronics Intl LTD
  6.25% 11/15/2014                            3             11/09/04      11/09/04     Credit Suisse First Boston         500,000
Wynn Las Vegas LLC
  6.625% 12/01/2014                           3             11/22/04      11/22/04           Deutsche Bank                500,000
WDAC Subsidiary Corp                          3             11/30/04      11/30/04          JP Morgan Chase               500,000
Carrol's Corp
  9.0% 01/15/2013                             3             12/09/04      12/09/04          JP Morgan Chase                80,000
Community Health Services
  6.5% 12/15/2012                             3             12/09/04      12/09/04          JP Morgan Chase                95,000
Aventine Renewable Energy
  12/15/2011                                  3             12/10/04      12/10/04           Morgan Stanley                50,000
Church & Dwight
  6.0% 12/15/2012                             3             12/15/04      12/15/04          JP Morgan Chase                90,000
Landry's Restaurants Inc
  7.5% 12/15/2014                             3             12/15/04      12/15/04      Wachovia Securities, Inc          160,000
Reliant Energy Inc
  6.75% 12/15/2014                            3             12/14/04      12/14/04         Goldman Sachs & Co             160,000

NATIONS CALIFORNIA TAX-EXEMPT RESERVES
CA Daily-UNIV-A-3 Floater
  05/01/2034                                  4             10/21/04      10/21/04        Lehman Brothers Inc.          5,700,000

NATIONS CONVERTIBLE SECURITIES FUND
Dov Pharmaceuticals, Inc.
  2.5% CVBD Due 01/15/2025                    3             12/17/04      12/17/04        CitiGroup Financial           1,500,000

NATIONS MIDCAP VALUE FUND
DreamWorks Animation SKG, Inc.                1             10/27/04      10/27/04          JP Morgan Chase               150,000
Nalco Holding Company                         1             11/10/04      11/10/04         Goldman Sachs & Co             100,000



                                                           PRICE PAID BY
                                            PRICE/PAR          FUND             % OF ISSUE     % OF FUND ASSETS
                                           -----------     -------------        ----------     ----------------
NATIONS FUNDS TRUST
NATIONS BOND FUND
CWL 2004-11 A FLTR
  03/25/2033                               $   100.000     $15,000,000            4.42%            0.71%
Flextronics Intl LTD
  6.25% 11/15/2014                         $   100.000     $   500,000            0.10%            0.02%
Wynn Las Vegas LLC
  6.625% 12/01/2014                        $   100.000     $   500,000            0.04%            0.02%
WDAC Subsidiary Corp                       $   100.000     $   500,000            0.25%            0.02%
Carrol's Corp
  9.0% 01/15/2013                          $   100.000     $    80,000            0.04%            0.00%
Community Health Services
  6.5% 12/15/2012                          $   100.000     $    95,000            0.03%            0.00%
Aventine Renewable Energy
  12/15/2011                               $   100.000     $    50,000            0.03%            0.00%
Church & Dwight
  6.0% 12/15/2012                          $   100.000     $    90,000            0.04%            0.00%
Landry's Restaurants Inc
  7.5% 12/15/2014                          $   100.000     $   160,000            0.04%            0.01%
Reliant Energy Inc
  6.75% 12/15/2014                         $   100.000     $   160,000            0.02%            0.01%

NATIONS CALIFORNIA TAX-EXEMPT RESERVES
CA Daily-UNIV-A-3 Floater
  05/01/2034                               $   100.000     $ 5,700,000            0.57%            0.31%

NATIONS CONVERTIBLE SECURITIES FUND
Dov Pharmaceuticals, Inc.
  2.5% CVBD Due 01/15/2025                 $   100.000     $ 1,500,000            2.31%            0.07%

NATIONS MIDCAP VALUE FUND
DreamWorks Animation SKG, Inc.             $    28.000     $ 4,200,000            0.52%            0.78%
Nalco Holding Company                      $    15.000     $ 1,500,000            0.23%            0.27%

* The following designations identify whether the securities are: (1) part of a Registered Offering; (2) part of an Eligible Foreign Offering; (3) part of an Eligible Rule 144A Offering; or (4) Eligible Municipal Securities, as such terms are defined in the Procedures for Investment Pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.

** The Selling Broker is not affiliated with the Affiliated Underwriter.

The amount of securities of any class purchased by a Fund aggregated with purchases by any other investment company advised by the Adviser, and any purchases by another account with respect to which the Adviser has investment discretion if the Adviser exercised such investment discretion with respect to the purchase, shall not exceed (i) 25% of the principal amount of the offering of such class or (ii) if an Eligible Rule 144A offering, 25% of the total of the principal amount of the offering of such class sold to qualified institutional buyers plus the principal amount of the offering of such class in any concurrent public offering.

The securities were offered in a firm commitment underwriting (unless a rights offering) and the securities purchased were of an issuer who had been in continuous operations for not less than three years, including predecessors (except for Eligible Municipal Securities).

                         RULE 10F-3 TRANSACTIONS REPORT
                    OCTOBER 1, 2004 THROUGH DECEMBER 31, 2004
             AFFILIATED UNDERWRITER: BANC OF AMERICA SECURITIES, LLC

                                       TYPE OF SECURITY*  DATE OFFERING   PURCHASE                                PRINCIPAL/ SHARES
     ISSUER                             (1),(2),(3),(4)    COMMENCED       DATE          SELLING BROKER**           PURCHASED
-----------------------------------    -----------------  -------------   ---------   --------------------------  -----------------
NATIONS MUNICIPAL RESERVES
CA Daily-UNIV-A-5 Floater
  05/01/2034                                  4              10/21/04     10/21/04           Morgan Stanley             1,000,000
State of Oregon Full Faith
  and Credit TANs                             4              10/27/04     10/27/04     Salomon Smith Barney, Inc.      40,000,000
Connecticut Housing Finance
  Authority 11/15/2027                        4              11/09/04     11/09/04     Salomon Smith Barney, Inc.      21,750,000

NATIONS SHORT-TERM INCOME FUND
Washington Mutual Inc
  4.2% 01/15/2010                             1              12/13/04     12/13/04        Lehman Brothers Inc           6,000,000

NATIONS SMALL COMPANY FUND
MarketAxess Holdings, Inc.                    1              11/04/04     11/04/04     Credit Suisse First Boston           9,200

NATIONS SMALLCAP VALUE FUND
New York + Co Inc USD 0.01                    1              10/06/04     10/06/04       Bear Stearns & Co Inc.            48,300
Atmos Energy                                  1              10/21/04     10/21/04           Merrill Lynch                 21,300

NATIONS TAX-EXEMPT RESERVES
State of Oregon Full Faith
  and Credit TANs                             4              10/27/04     10/27/04     Salomon Smith Barney, Inc.      20,000,000
CA Daily-UNIV-A-3 Floater
  05/01/2034                                  4              10/21/04     10/21/04        Lehman Brothers Inc.         55,455,000

NATIONS INTERMEDIATE MUNICIPAL FUND
New Jersey Economic Dev Auth
  5.5 6/15/2016                               4              10/06/04     10/07/04        CitiGroup Financial           5,500,000

HIGH YIELD BOND PORTFOLIO - CORE FUND
Flextronics Intl LTD
  6.25% 11/15/2014                            3              11/09/04     11/09/04     Credit Suisse First Boston         500,000
Wynn Las Vegas LLC
  6.625% 12/01/2014                           3              11/22/04     11/22/04           Deutsche Bank                500,000
Carrol's Corp
  9.0% 01/15/2013                             3              12/09/04     12/09/04          JP Morgan Chase                65,000
Community Health Services
  6.5% 12/15/2012                             3              12/09/04     12/09/04          JP Morgan Chase                80,000
Aventine Renewable Energy
  12/15/2011                                  3              12/10/04     12/10/04           Morgan Stanley                40,000
Church & Dwight
  6.0% 12/15/2012                             3              12/15/04     12/15/04          JP Morgan Chase                75,000
Landry's Restaurants Inc
  7.5% 12/15/2014                             3              12/15/04     12/15/04      Wachovia Securities, Inc          130,000
Reliant Energy Inc
  6.75% 12/15/2014                            3              12/14/04     12/14/04         Goldman Sachs & Co             135,000



                                                                      PRICE PAID BY
                                                      PRICE/PAR          FUND             % OF ISSUE     % OF FUND ASSETS
                                                      -----------     -------------        ----------     ----------------
NATIONS MUNICIPAL RESERVES
CA Daily-UNIV-A-5 Floater
  05/01/2034                                          $   100.000     $ 1,000,000            0.10%            0.02%
State of Oregon Full Faith and Credit TANs            $   100.803     $40,321,200            5.08%            0.76%
Connecticut Housing Finance Authority
  11/15/2027                                          $   100.000     $21,750,000           17.40%            0.41%

NATIONS SHORT-TERM INCOME FUND
Washington Mutual Inc
  4.2% 01/15/2010                                     $    99.847     $ 5,990,820            1.00%            0.54%

NATIONS SMALL COMPANY FUND
MarketAxess Holdings, Inc.                            $    11.000     $   101,200            0.18%            0.02%

NATIONS SMALLCAP VALUE FUND
New York + Co Inc USD 0.01                            $    17.000     $   821,100            0.48%            0.47%
Atmos Energy                                          $    24.750     $   527,175            0.15%            0.30%

NATIONS TAX-EXEMPT RESERVES
State of Oregon Full Faith and Credit TANs            $   100.803     $20,160,600            2.54%            0.69%
CA Daily-UNIV-A-3 Floater
  05/01/2034                                          $   100.000     $55,455,000            5.55%            1.86%

NATIONS INTERMEDIATE MUNICIPAL FUND
New Jersey Economic Dev Auth
  5.5 6/15/2016                                       $   104.372     $ 5,740,460            0.39%            0.33%

HIGH YIELD BOND PORTFOLIO - CORE FUND
Flextronics Intl LTD
  6.25% 11/15/2014                                    $   100.000     $   500,000            0.10%            0.69%
Wynn Las Vegas LLC
  6.625% 12/01/2014                                   $   100.000     $   500,000            0.04%            0.69%
Carrol's Corp
  9.0% 01/15/2013                                     $   100.000     $    65,000            0.04%            0.09%
Community Health Services
  6.5% 12/15/2012                                     $   100.000     $    80,000            0.03%            0.11%
Aventine Renewable Energy
  12/15/2011                                          $   100.000     $    40,000            0.03%            0.06%
Church & Dwight
  6.0% 12/15/2012                                     $   100.000     $    75,000            0.03%            0.10%
Landry's Restaurants Inc
  7.5% 12/15/2014                                     $   100.000     $   130,000            0.03%            0.18%
Reliant Energy Inc
  6.75% 12/15/2014                                    $   100.000     $   135,000            0.02%            0.19%

* The following designations identify whether the securities are: (1) part of a Registered Offering; (2) part of an Eligible Foreign Offering; (3) part of an Eligible Rule 144A Offering; or (4) Eligible Municipal Securities, as such terms are defined in the Procedures for Investment Pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.

** The Selling Broker is not affiliated with the Affiliated Underwriter.

The amount of securities of any class purchased by a Fund aggregated with purchases by any other investment company advised by the Adviser, and any purchases by another account with respect to which the Adviser has investment discretion if the Adviser exercised such investment discretion with respect to the purchase, shall not exceed (i) 25% of the principal amount of the offering of such class or (ii) if an Eligible Rule 144A offering, 25% of the total of the principal amount of the offering of such class sold to qualified institutional buyers plus the principal amount of the offering of such class in any concurrent public offering.

The securities were offered in a firm commitment underwriting (unless a rights offering) and the securities purchased were of an issuer who had been in continuous operations for not less than three years, including predecessors (except for Eligible Municipal Securities).